Southridge Retains Duff & Phelps to Consult on Phased Operations

Jan 10, 2007 --

Southridge Enterprises, Inc. (OTCBB: SORD) (the 'Company') is pleased to announce that Southridge Ethanol Inc. ('Southridge') (the Company's wholly owned subsidiary) has engaged the services of Duff & Phelps to provide consulting services respecting the phased startup and planned expansion of ethanol production at Southridge's Mississippi plant facility.

Duff & Phelps ('D & P') is a leading independent financial advisory firm respecting matters such as valuations, investment banking, transaction advice, valuations, financial reporting, transfer pricing, real estate and fixed asset services, merger & acquisition advise, financial restructurings, fairness and solvency opinions, due diligence and dispute consulting. With offices worldwide, D & P has broad industry presence and government agency presentation experience in the ethanol industry.

D & P will provide specific phased services to Southridge that will include the following:

Phase One -- This phase, which is currently in process, will involve the renovation of the existing plant in Sledge, Mississippi to accommodate a Research and Development, Administration Office and 10 million gallon per year production capacity. The services provided during Phase One will include determining the availability to Southridge of tax incentives, credits, exemptions, abatements, tax rebates, training allowances, infrastructure assistance, capital and other grant programs, and tax-incentive financings.

Phase Two -- This phase will involve the construction of additional ethanol production capacity of up to 60 million gallons per year. The services provided during Phase Two will include a continuing review and determination of the various available incentives, the preparation and presentation of econometric models and forecasts for use with governmental officials, making presentations as required, coordinating and participating in negotiations with government officials, reviewing commitment letters and term sheets, and documenting government commitments.

Mr. Alex Smid, President of Southridge Ethanol, Inc. stated that, 'In our industry there are numerous incentives available from a variety of agencies at all levels. The production process with ethanol, as with most synthetic gas processes, may at times be relatively more expensive than with the extraction and processing of traditional fuels like oil and natural gas. Accordingly, government and other incentives are a large part of the picture and play a major role in the economic viability of operations such as ours. We have elected to involve experts in this aspect of our operation at a relatively early stage so that we, as management, can concentrate on enabling ethanol production.

'We have also accepted the resignation of Mr. Vernon Samaroo from the Company's Board, effective January 8, 2007. He resigned for personal reasons and we thank him for his service.'

About Southridge Enterprises, Inc.

Southridge Enterprises is a renewable energy company with a mission to become the ethanol producer of choice in the southeastern region of the United States. The Company is focusing its efforts in an area which offers abundant supplies of corn, superior transportation infrastructure and expedited permitting processes. The Company is actively acquiring and developing ethanol production facilities and anticipates start-up of the first phase of these operations in 2007. Southridge Enterprises is headquartered in Dallas, Texas. For more information, please visit our website: www.southridgeethanol.com

Notice Regarding Forward-Looking Statements

This news release contains 'forward-looking statements,' as that term is defined in Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the development of Southridge's two-phase ethanol production facility, any related ethanol production capability, or when any ethanol plant may become operational. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage company in the alternative energy industry, its products, and the entry into new markets for such products. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's current and periodic reports filed from time to time with the Securities and Exchange Commission.

On behalf of the Board of Directors,

Southridge Enterprises Inc.

Alex Smid, President and Director

Historical Press Releases

This website contains historical and archived press releases for Southridge Ethanol Inc. The information in these press releases is historical in nature, has not been updated, and is current only to the date indicated in the particular press release. This information may no longer be accurate and therefore you should not rely on the information contained in these press releases. To the extent permitted by law, Southridge Ethanol Inc. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission.